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                       streetTRACKS(R) Index Shares Funds
                               One Lincoln Street
                                Boston, MA 02111

State Street Bank and Trust Company
One Lincoln Street
Boston, Massachusetts 02110

Ladies and Gentlemen:

     Reference is made to the Transfer Agent and Registrar Agreement between us dated as of August 19, 2002 (the "Agreement").

     Pursuant to Section 10 of the Agreement, this letter is to provide notice of the creation of additional investment portfolio(s) of the streetTRACKS(R) Index Shares Funds:

          SPDR(R) S&P Asia Pacific ETF;
          SPDR(R) S&P Emerging Asia Pacific ETF;
          SPDR(R) S&P China ETF;
          SPDR(R) S&P Emerging Markets ETF;
          SPDR(R) S&P EPAC ETF;
          SPDR(R) S&P Europe ETF;
          SPDR(R) S&P Emerging Europe ETF;
          SPDR(R) S&P Emerging Latin America ETF;
          SPDR(R) S&P Emerging Middle East & Africa ETF;
          SPDR(R) S&P World (ex-US) ETF;
          SPDR(R) S&P World (ex-US) Small Cap ETF;
          streetTRACKS(R) DJ Wilshire International Real Estate ETF; streetTRACKS(R) Macquarie Global Infrastructure 100 ETF; streetTRACKS(R) MSCI ACWI (ex-US) ETF;
          streetTRACKS(R) Russell/Nomura PRIME(TM) Japan ETF; and streetTRACKS(R) Russell/Nomura Small Cap(TM) Japan ETF (the "New Portfolios").

     We request that you act as Transfer Agent under the Agreement with respect to the New Portfolio(s).

     Please indicate your acceptance of the foregoing by executing two copies of this Agreement, returning one to the Trust and retaining one copy for your records.

                                        Very truly yours,

                                        streetTRACKS(R) Index Shares Funds


                                        By: /s/ James Ross
                                            ------------------------------------
                                            James Ross, President


                                        Accepted:

                                        State Street Bank and Trust Company


                                        By: /s/ Joseph L. Hooley
                                            ------------------------------------

As of October 30, 2006